Exhibit 99.1

PLURISTEM COMPLETES CONVERSION OF OUTSTANDING CONVERTIBLE DEBENTURES

98% Of the$3 Million in Convertible Debentures Issued in April 2006 Have Been Converted To Common Stock

HAIFA, Israel- October 24, 2006 - Pluristem Life Systems, Inc. (OTCBB: PLRS) today announced that it has completed the conversion to common stock of 98% of the $3,000,000 in convertible debentures that were issued on April 3, 2006 . The total number of outstanding common shares is now about 254 million shares.

Zami Aberman, CEO of Pluristem, stated, "This development allows us considerably more financing flexibility. As a condition of the April financing, we were prevented from pursuing certain types of financing arrangements and our assets were encumbered as collateral security for repayment of the debentures, until over 75% of the debentures were converted to common stock. Now that the vast majority of the debentures have been converted into stock, our assets are no longer encumbered and we are no longer restricted in the type of financing arrangements that we can make. In addition, our balance sheet no longer will show the converted debenture proceeds as a liability. "

About Pluristem

Pluristem Life Systems, Inc. is a life sciences driven company that is developing and commercializing stem cell expansion technology products for the treatment of severe blood disorders. The Company is discovering and developing cell-based therapeutics that utilize adult stem cells expanded in a proprietary bioreactor mimicking different naturally occurring physiological environments. Pluristem expects its first products to be cell grafts that will provide an efficient and superior alternative to the standard procedure of bone marrow transplantation. Its first adult stem cell product is intended to target a critical global shortfall of matched tissue for bone marrow transplantation since bone marrow transplantation is often the only cure for patients suffering from leukemia, lymphoma, myeloma and many other hematological diseases. The Company has made a strategic decision to work only with adult stem cells since the practical use of embryonic stem cells is severely restricted by various religious, ethical and legal considerations

www.pluristem.com/default.asp

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements" regarding our intent, belief or current expectations. Forward-looking statements in this release include statements: that our facilities enable the production of the first biological product PLX-I for Phase I clinical trials; that our facilities could support production and shipping of up to 50 doses of PLX-I per day worth $500,000 per day, that

PLX-I can be used for the treatment of blood disorders and it could also be helpful in additional clinical indications like autoimmune disorders or cardiovascular diseases, that we intend to control the production ourselves; that our production will give us a distinct advantage; that we are working to become completely GMP compliant; that we expect our first products to be cell grafts that will provide an efficient and superior alternative to the standard procedure of bone marrow transplantation, and our first adult stem cell product is intended to target a critical global shortfall of matched tissue for bone marrow transplantation. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unable to attain GMP compliance; our facilities may not be capable of controlling production; we may not receive any orders for our products; we may be unsuccessful in developing any products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that results in the laboratory do not translate to equally good results in real surgical settings; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able raise funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. For further risk factors see the Company's latest 10-KSB filed with the SEC.

Contact:

Media Contact:

Emerson Gerard Associates, Inc.

Jerry Jennings, 561-881-7318

mediareply@emersongerard.com

Investor Contact:

The PMH Group

Paul Holm, 212 496 7238

pmhgroupinc@aol.com